Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM COMPLETES ACQUISITION OF
BACK TO BED, BEDDING EXPERTS AND MATTRESS BARN RETAIL STORES

— Establishes Strong Presence in Chicago Metropolitan Area —

—Enhances Its Presence in Target Markets in Florida —

HOUSTON — September 30, 2014 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (NASDAQ: MFRM), the leading retailer of mattresses and accessories in the United States, , announced the completion of its acquisition of the mattress specialty retail assets and operations of Back to Bed Inc., M World Mattress LLC, MCStores LLC and TBE Orlando LLC, which collectively operate Back to Bed and Bedding Experts retail stores in Illinois, Indiana and Wisconsin and Bedding Experts and Mattress Barn retail stores in Florida.

This acquisition, which was previously announced on August 29, 2014, added approximately 135 mattress specialty retail stores to the Mattress Firm company-operated store base in both new and existing markets, primarily in the Chicago and Orlando metropolitan areas, for an aggregate purchase price of approximately $60 million, subject to customary adjustments. The purchase price was funded by cash reserves and revolver borrowings.

Mattress Firm expects to rebrand and transition Back to Bed, Bedding Experts and Mattress Barn stores into Mattress Firm stores and has begun the process of outfitting the newly acquired stores with Mattress Firm’s unique “Comfort by Color®” merchandising approach, product offerings, point of sale systems and sales programs.

“Consistent with our core relative market share strategy, this acquisition allows us to secure a strong presence and immediate scale in Chicago, a key strategic market for Mattress Firm, while also increasing our penetration in the Orlando market where Mattress Firm already has a prominent company-operated store base,” said Steve Stagner, Mattress Firm president & chief executive officer. “We expect the transaction will allow us to drive market-level profitability in both the Chicago and Orlando markets, gaining momentum over time as we rebrand and integrate the acquired stores, which we expect to be completed by the end of this fiscal year.”

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to expected value and benefits from acquisitions, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our principal stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2014 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2014 and our other SEC filings. Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release. Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Mattress Firm

Houston-based Mattress Firm (NASDAQ:MFRM) is a high growth specialty retailer, recognized as one of the nation’s leading specialty bedding companies, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,700 company-operated and franchised stores across 36 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713-343-3652

Media Relations Contact:  Joanna Singleton, jsingleton@jacksonspalding.com, 214-269-4401